Amendment

This Amendment dated August 23, 2016 shall amend the Subscription Agreement and Warrant, each dated March 3, 2016 by and between Wearable Health Solutions Inc. F/K/A Medical Alarm Concepts Holdings, Inc. (the “Company”) and Benza Pharma, LLC (“Benza”) (the “Subscription Agreement”).

WHEREAS, pursuant to the Subscription Agreement, Benza purchased a convertible promissory note in the principal amount of $660,000 (the “Note”) and a warrant (the “Warrant”) to purchase 6,666,672 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”);

WHEREAS, the Series C Preferred Stock provides that from February 26, 2016 until February 25, 2017, the Series C Preferred Stock shall entitle the holder thereof to that number of votes, on a pro rata basis with all other holders of Series C Preferred Stock, equal to that number of common shares which is not less than 51% of the vote required to approve any action submitted to shareholders. After February 25, 2017, thereafter each share of Series C Preferred Stock shall entitle the holder to 10 votes per share of Series C Preferred Stock owned by it.

WHEREAS, the parties desire to amend the Warrant to provide certain restrictions on the exercise of such Warrant;

NOW THEREFORE, in consideration of the foregoing premises and of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	The Warrant is hereby amended to provide that the Warrant may not be exercised by Benza at any time which would result in Benza beneficially owning more than 9.99% of the Company’s voting capital stock.
2.	Benza will sign the representation that they are not an Affiliate of the Company attached as Exhibit A hereto.
3.	All other terms of the Subscription Agreement and Warrant shall remain unchanged.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

WEARABLE HEALTH SOLUTIONS, INC.

/s/ Ronnie Adams

____________________________________

By: Ronnie Adams

Title: Chief Executive Officer

BENZA PHARMA, LLC

/s/ Mark Groussman

________________________________

By: Mark Groussman

Title: Managing Member

Exhibit A

Delaney Equity Group LLC

5090 PGA Boulevard

Palm Beach, FL 33418

Attn: David Delaney

The undersigned represents that they are not an affiliate of Wearable Health Solutions Inc. (the “Company”). The undersigned or any of its beneficial owners are not officers, directors or 10% shareholders of the Company.

Benza Pharma LLC

/s/ Mark Groussman

_______________________________

By: Mark Groussman

Title: Managing Member

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